EXHIBIT 5.1

ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
1290 Avenue of the Americas
New York, New York 10104

          February 21, 2001

Ampal-American Israel Corporation
1177 Avenue of Americas
New York, New York 10036

          Re:     Ampal-American Israel Corporation
                     Registration Statement on Form S-8

Ladies and Gentlemen:

          We are rendering this opinion in connection with the registration by Ampal-American Israel Corporation, a New York corporation (the "Company"), of 4,000,000 shares of its Class A Common Stock, par value $1.00 per share (the "Shares"), under the Securities Act of 1933, as amended, pursuant to the above-referenced Registration Statement (the "Registration Statement"). The Shares are reserved for issuance upon the exercise of options and other awards to be granted under the Company's 2000 Incentive Plan (the "Incentive Plan").

          We have examined a copy of the Registration Statement, the Incentive Plan, the Certificate of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of New York, and are familiar with the records of the Company's corporate proceedings as reflected in its minute books.

          Based on the foregoing, and upon such further investigation as we have deemed relevant, we are of the opinion that:

          (a)     The Company has been duly incorporated under the laws of the State of New York.

          (b)     The Shares, when issued in accordance with the terms of the Incentive Plan, including payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                        Very truly yours,

                                        ROBINSON SILVERMAN PEARCE
                                           ARONSOHN & BERMAN LLP